UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2018

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Lee Parkway, Suite 600

Dallas, TX 75219

(Address of principal executive offices) (Zip Code)

(214)-665-9495

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 29, 2018, Frank Carsten Thiel, Ph.D., age 55, has been named by the Board of Directors of Abeona Therapeutics Inc. (the “Company”) as the Company's Chief Executive Officer.

Dr. Thiel brings 25 years of proven global biopharmaceutical industry experience, including rare and orphan diseases, to Abeona. His most recent position at Alexion, he served as its Senior Vice President, Europe/Middle East/Africa and Asia Pacific where he was responsible for driving Alexion’s global commercial operations in these regions, including maximizing the current rare disease portfolio as well as guiding the launch of anticipated new products and indications. Prior to joining Alexion, Dr. Thiel served as Vice President, Head of Europe at Amgen. In this role, he led regional operations and was responsible for multiple products in hematology/oncology, nephrology, and bone disorders, and prepared for new product launches in inflammation and cardiology. He also held various other senior leadership positions at Amgen, including General Manager, Germany, and General Manager, CEE, where he led all markets in Eastern Europe and established Amgen’s operations in Russia. He also served as Head of the Oncology franchise in Europe during the time of several blockbuster product launches. Prior to Amgen, Dr. Thiel held several sales and marketing leadership roles across Europe at Roche. He earned his doctorate in molecular biology & biochemistry at Max Planck Institute for Biophysical Chemistry in Goettingen, Germany.

There are no arrangements or understandings between Dr. Thiel and any other person pursuant to which he was selected as an officer of the Company. There are no family relationships between Dr. Thiel and any of the Company’s directors or executive officers and there are no transactions between Dr. Thiel and the Company that would be required to be reported under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1934, as amended (the “Exchange Act”).

In connection with Dr. Thiel’s appointment, Dr. Thiel will receive a base salary of $550,000 and a target annual bonus opportunity equal to 50% of his base salary (with a maximum bonus opportunity of not less than 200% of the target annual bonus opportunity). The amount of the annual bonus actually paid will depend on the extent to which the performance goals are achieved or exceeded as determined by the Company’s Board of Directors. Dr. Thiel will be granted stock options to purchase 350,000 shares of the Company’s common stock with an exercise price of $13.65 per share. Dr. Thiel’s options will vest over a forty-eight (48) month period with twenty-five percent (25%) vesting on March 29, 2019 and the remaining seventy-five percent (75%) vesting in equal monthly installments thereafter over the remaining thirty-six (36) months. Dr. Thiel is entitled to similar benefits as the Company’s other executive officers. Under certain circumstances relating to a termination or change of control of the Company, Dr. Thiel may be entitled to receive additional payments and acceleration of his option vesting.

Item 7.01.  Other Events

On April 2, 2018, the Company issued a press release announcing Dr. Thiel’s appointment as well as the appointment of Tim Miller, Ph.D. as Chief Scientific Officer of the Company. The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in this Item is being furnished and shall not be deemed “filed” for any other purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in any such filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release entitled “Abeona Therapeutics Appoints Carsten Thiel, Ph.D., as Chief Executive Officer”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Stephen B. Thompson
Stephen B. Thompson Vice President Finance Chief Accounting Officer

Dated: April 2, 2018